                                                                   EXHIBIT 10(K)
                                                                   -------------
                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------


     This Agreement and Plan of Reorganization (the "Agreement") is made and entered into as of September 1, 1998, by and among GOLD BANC CORPORATION, INC., a Kansas corporation ("Gold"), GOLD BANC ACQUISITION CORPORATION IX, INC., a Kansas corporation ("Sub") and CITIZENS BANCORPORATION, INC., an Oklahoma corporation ("Company").

     WITNESSETH:

     WHEREAS, the Boards of Directors of Gold, Sub and Company have approved and deem it advisable and in the best interests of their respective companies and stockholders that Gold and Company become affiliated through the merger of Company with and into Sub in the manner hereinafter set forth (the "Merger"); and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

                                   ARTICLE I
                              THE COMPANY MERGER
                              ------------------

     1.1  The Company Merger. Upon the terms and subject to the conditions of
          ------------------
this Agreement at the Effective Time (as hereinafter defined), Company shall be merged with and into Sub and the separate existence and corporate organization of Company shall thereupon cease and Sub and Company shall thereupon be a single corporation. Sub shall be the surviving corporation in the Merger and the separate corporate existence of Sub shall continue unaffected and unimpaired by the Merger.

     1.2  Effective Time of the Company Merger.  On the Closing Date (as
          ------------------------------------
hereinafter defined), the proper officers of Company and Sub shall execute and acknowledge appropriate certificates of merger that shall be filed as soon as possible following the closing, but not later than the first business day following the closing with (i) the Kansas Secretary of State in accordance with the Kansas General Corporation Code (the "KGCC") and (ii) the Oklahoma Secretary in accordance with the Oklahoma General Corporation Act (the"OGCA"). The Merger shall become effective upon filing the last of the certificates of merger with the Kansas Secretary of State or the Oklahoma Secretary of State (the "Effective Time"). The closing shall be on a day (the "Closing Date") occurring no later than forty-five (45) days following the satisfaction or waiver, to the extent permitted hereunder, of the last of the conditions to the consummation of the Merger specified in Articles VII and VIII of this Agreement at 10:00 a.m. at the offices of Gold, located at 11301 Nall Avenue, Leawood, Kansas, which day shall be specified by notice from Gold to Company (such notice to be at least five (5) days in advance of such Closing Date), or on such other date and at such other place and time as the parties hereto may mutually agree. The parties shall use their best efforts to cause the Closing Date to occur on or before November 30, 1998.

     1.3  The Articles of Incorporation. The Articles of Incorporation and
          -----------------------------
Bylaws of Sub as in effect immediately prior to the Effective Time shall be and remain the Articles of Incorporation and Bylaws of the surviving corporation from and after the Effective Time until amended as provided by law and the officers and directors of Sub shall continue as the officers and directors of the surviving corporation from and after the Effective Time.

     1.4  Effect of Company Merger. Subject to the laws of Kansas and Oklahoma,
          ------------------------
at the Effective Time (a) Sub shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as of a private nature, of Company and all obligations belonging to or due each of Company and Sub shall be vested in Sub without further act or deed; (b) title to any real estate or any interest therein vested in Company shall not revert or in any way be impaired by reason of the Company Merger; (c) all rights of creditors and all liens on any property of the Company shall be preserved unimpaired; and (d) Sub shall be liable for all the obligations of Company, and any claim existing, or action or proceeding pending, by or against either of Company or Sub, may be prosecuted to judgment with the right of appeal, as if the Merger had not taken place.

     1.5  Further Assurances. If at any time after the Effective Time, Sub shall
          ------------------
consider it advisable that any further conveyances, agreements, documents, instruments or assurances of law or any other actions or things are necessary or desirable to vest, perfect, confirm, or record in Sub the title to any property, rights, privileges, powers, or franchises of the Company, the former Board of Directors and officers of the Company shall, and will be authorized to, execute and deliver in the name and on behalf of the Company or otherwise, any and all proper conveyances, agreements, documents, instruments, and assurances of law and do all things necessary or proper to vest, perfect, or confirm title to such property, rights, privileges, powers and franchises in Sub, and otherwise to carry out the provisions of this Agreement.

                                  ARTICLE II
                       PROVISIONS OF MERGER TRANSACTION
                       --------------------------------

     2.1  Effect of Merger on Sub Stock.  At the Effective Time, each share of
          -----------------------------
common stock, $1.00 par value per share, of Sub ("Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding, and shall be unaffected by the Merger.

     2.2  Conversion of the Company Common Stock in the Merger. At the Effective
          ----------------------------------------------------
Time, by virtue of the Merger and without any action on the part of any holder thereof:

          (a) Each share of common stock, $1.00 par value per share of the Company ("Company Common Stock"), that is either authorized but unissued or held in the treasury of the Company, if any, or held by the Company or any subsidiary of the Company other than as trustee, fiduciary, nominee or in some similar capacity shall be canceled and retired and shall cease to exist from and after the Effective Time, and no cash or other consideration shall be delivered in exchange therefore;

          (b) The following definitions are relevant in determining the conversion of each outstanding share of Company Common Stock:

               (i)   The "Average Gold Price" shall equal $15.00;

               (ii) "Stockholders' Equity" shall equal total capital, surplus undivided profits and year-to-date earnings, excluding FASB 115 adjustments to "available for sale" securities.

               (iii) The "Aggregate Company Value" shall equal (x) the Stockholders' Equity of the Company on the Closing Date, as determined on the basis of the June 30, 1998 financial statements of the Company previously delivered to Gold, and after adjustments for retained income subsequent to June 30, 1998, any loan loss reserves greater than $1,591,847 and contributions to capital for the repayment of Company debt, (z) multiplied by 3.03;

               (iv) The "Common Per Share Amount" shall equal the Aggregate Company Value divided by 25,000;

          (c) Each outstanding share of Company Common Stock, shall be converted into that fraction of a share (rounded to the nearest one/one-thousandth of a share) of Gold Common Stock, as defined in Section 3.6 below, equal to the quotient derived from dividing the Common Per Share Amount by the Average Gold Price (the "Common Stock Conversion Ratio").

     2.3  Exchange of Certificates.
          ------------------------

          (a) Gold, on behalf of Sub, shall make available to Exchange National Bank and/or to Midwest Capital Management, Inc., which are hereby designated as exchange agents (the "Exchange Agents"), in trust for the benefit of holders of shares of Company common stock, at or prior to the Effective Time, such number of shares of Gold Common Stock as shall be issuable to the holders of Company Common Stock in accordance with Section 2.2 hereof. As soon as practicable after the Closing Date, Gold, on behalf of the Exchange Agents, shall mail to each holder of record of a certificate that immediately prior to the Closing Date represented outstanding shares of Company Common Stock (i) a form letter of transmittal and (ii) instructions for effecting the surrender of certificates of Company Common Stock for exchange into certificates of Gold Common Stock. The Gold Common Stock into which the Company Common Stock is being converted in accordance with Section 2.2(c) hereof may be delivered to a brokerage account established at Midwest Capital Management, Inc. for each stockholder of the Company; provided, however, that definitive stock certificates for shares of
         --------  -------
Gold Common Stock will be issued by the Exchange Agents and delivered to each Company stockholder that requests such certificates.

          (b) Notwithstanding any other provision herein, no fractional shares of Gold Common Stock and no certificates or script therefor or other evidence of ownership thereof will be issued. All fractional shares of Gold Common Stock to which a holder of Company Common Stock would otherwise be entitled under Section
2.2 hereof shall be aggregated. If a fractional share results from such aggregation, such stockholder shall be entitled, after the Effective Time and upon the surrender of such stockholder's certificate or certificates representing shares of Company Common Stock, to receive from the Exchange Agent an amount in cash in lieu of such fractional share equal to the product of such fraction and the Average Gold Price. Gold, on behalf of Sub, shall make available to the Exchange Agent, as required from time to time, any cash necessary for this purpose.

     2.4  Closing of the Company Transfer Books. At the Effective Time, the
          -------------------------------------
stock transfer books of the Company shall be closed and no transfer of Company Common Stock shall thereafter be made.

     2.5  Dividends.  No dividends or other distributions that are declared
          ---------
after the Effective Time with respect to Gold Common Stock payable to holders of record thereof after the Effective Time shall be paid to the Company stockholders entitled to receive certificates representing Gold Common Stock until such stockholders surrender to the Exchange Agent their certificates representing Company Common Stock. Upon such surrender, there shall be paid to the stockholder in whose name the certificates representing such Gold Common Stock shall be issued any dividends which shall have become payable with respect to such Gold Common Stock between the Effective Time and the time of such surrender, without interest. After such surrender there shall also be paid to the stockholder in whose name the certificates representing such Gold Common Stock shall be issued any dividend on such Gold Common Stock that shall have (a) a record date subsequent to the Effective Time and prior to such surrender and
(b) a payment date after such surrender, and such payment shall be made on such payment date. In no event shall the stockholders entitled to receive such dividends be entitled to receive interest on such dividends.

     2.6  Dissenting Shares. Notwithstanding anything to the contrary contained
          -----------------
in this Agreement, to the extent appraisal rights are available to the Company's stockholders pursuant to the OGCA, any shares of Company Common Stock held by a person who objects to the Merger, whose shares of Company Common Stock were not entitled to vote or were not voted in favor of the Merger and who complies with all of the provisions of the OGCA concerning the rights of such person to dissent from the Merger and to require appraisal of such person's shares of Company Common Stock and who has not withdrawn such objection or waived such rights prior to the Closing Date ("Company Dissenting Shares") shall not be converted pursuant to Section 2.2 but shall become the right to receive such consideration as may be determined to be due to the holder of such Company Dissenting Shares pursuant to the OGCA, including, if applicable, any costs determined to be payable by Sub or the Company to the holders of the Company Dissenting Shares pursuant to the OGCA. Notwithstanding the foregoing, as set forth hereinafter, the obligation of Gold to close on this transaction is contingent upon the total required cash payments due Company's stockholders totaling less than 5% of the total consideration being provided by Gold as consideration for this Merger.

     2.7  Adjustments.  If at any time during the period between the date hereof
          -----------
and the Effective Time, any change in the outstanding shares of Gold Common Stock is effected by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Common Stock Conversion Ratio shall be adjusted on a pro rata basis.

                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF GOLD AND SUB
                ----------------------------------------------

     Except as set forth on the Gold Disclosure Schedule attached hereto, Gold and Sub, jointly and severally, hereby represent and warrant to the Company and the Stockholders of the Company as follows:

     3.1  Organization and Authority.
          --------------------------

          (a) Gold is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas with the corporate power and authority to own its properties and conduct its business as it is now being conducted and is duly registered as a bank holding company under the provisions of the Bank Holding Company Act of 1956, as amended.

          (b) Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas. Sub has the corporate power to enter into and perform this Agreement and the execution, delivery and performance of this Agreement by Sub and the consummation by Sub of the transactions contemplated hereby have been duly authorized by its Board of Directors and by Gold as the sole stockholder of Sub.

     3.2  Authority. Gold has all requisite corporate power and authority to
          ---------
enter into this Agreement, and to consummate the transactions contemplated hereby with the exception of Gold stockholder approval as contemplated by
Section 3.3 below. The execution, delivery and performance of this Agreement, and the consummation by Gold of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Gold. This Agreement has been duly executed and delivered by Gold, and assuming due execution and delivery by Company, constitutes a valid and binding obligation of Gold, enforceable against Gold in accordance with its terms subject to applicable conservatorship, receivership, bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (including without limitation specific performance), whether applied in a court of law or a court of equity.

     3.3  Gold Stockholder Approval.  The Board of Directors of Gold will direct
          -------------------------
that this Agreement and the transactions contemplated hereby be submitted to Gold's stockholders for approval at a special meeting of such stockholders and, except for approval of this Agreement by the majority of the outstanding shares of Gold Common Stock entitled to vote with respect to such matter, no other stockholder action is necessary to consummate the transactions contemplated hereby.

     3.4  No Violations.  Subject to approval by the appropriate regulatory
          -------------
agencies, the execution, delivery and performance of this Agreement by Gold and Sub do not, and the consummation of the transactions contemplated hereby will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Gold or any subsidiary of Gold or to which Gold or any subsidiary (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the Articles of Incorporation, or Bylaws of Gold or any subsidiary of Gold or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Gold or any subsidiary of Gold under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Gold or any subsidiary of Gold is a party, or to which any of their respective properties or assets may be bound or affected.

     3.5  Consents. Except for approvals of the appropriate regulatory agencies
          --------
and such filings and registrations as are required under federal and state securities and Blue Sky laws, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Gold of the Merger or the other transactions contemplated by this Agreement.

     3.6  Capital Stock of Gold. Gold has authorized capital stock consisting of
          ---------------------
(a) 25,000,000 shares of common stock, $1.00 par value ("Gold Common Stock"), of which 11,124,801 shares were issued and outstanding on August 21, 1998, (b) $28.75 Million of 8.75% Junior Subordinated Deferrable Interest Debentures and
(c) 25,000,000 shares of preferred stock, none of which are issued and outstanding. All of the issued and outstanding shares of Gold Common Stock are validly issued, fully paid and non-assessable. Holders of Gold Common Stock do not have any preemptive rights with respect to the issuance of additional authorized shares of Gold Common Stock.

     3.7  Government Regulation.  Gold and its subsidiaries hold all material
          ---------------------
licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the lawful conduct of their respective businesses and ownership of their respective properties. Gold and its subsidiaries have substantially complied with all material federal, state and local statutes, regulations, ordinances or rules applicable to the ownership of their respective properties or the conduct of their respective businesses.

     3.8  Financial Statements.  The consolidated balance sheets of Gold as of
          --------------------
December 31, 1997, the consolidated statement of earnings for the year ended December 31, 1997, and all related schedules and notes to the foregoing, all of which have been delivered to Company, have been audited by KPMG Peat Marwick LLP, independent certified public accountants. All of the foregoing financial statements, together with the unaudited financial statements of Gold dated as of June 30, 1998 and for the period then ending, have been prepared in accordance with generally accepted accounting principles and practices which were applied on a consistent basis, and present fairly in all material respects the financial position, results of operation and changes in financial position of Gold as of their respective dates and for the periods indicated. From June 30, 1998 until the date hereof, there has been no material adverse change in the financial condition, properties, assets, liabilities, business or prospects of Gold.

     3.9   SEC Reports. Gold's Report on Form 10-K for the year ended December
           -----------
31, 1997, filed with the Securities and Exchange Commission and all subsequent reports and proxy statements filed by Gold thereafter pursuant to Section 13(a) or 14(a) of the Securities Exchange Act of 1934 do not and will not contain a misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the time the document was filed. Since the filing of such Report on Form 10-K, no other report, proxy statement, or other document has been required to be filed by Gold pursuant to Section 13(a) or 14(a) of the Securities Exchange Act of 1934 which has not been filed. Gold has delivered to Company the Form 10-K for the fiscal year ended December 31, 1997 and unaudited financial statements for the six months ended June 30, 1998.

     3.10  Status of Gold Common Stock to be Issued.  The shares of Gold Common
           ----------------------------------------
Stock into which the Company Common Stock are to be exchanged or converted pursuant to this Agreement will be, when delivered as specified in this Agreement, validly authorized and issued, fully paid and non-assessable, and registered pursuant to an effective registration statement under the Securities Act of 1933, as amended, or any successor federal statute and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time (the "Securities Act").

     3.11  Legal Proceedings. There are as of the date hereof no actions, suits,
           -----------------
claims, demands or other proceedings or investigations, either judicial or administrative, pending or, to the best knowledge of Gold, threatened against or affecting the properties, assets, rights or business of Gold or any subsidiary of Gold or the right to carry on or conduct their business, nor are there to the best knowledge of Gold any grounds therefor, which, if adversely determined, would have a material adverse effect on the business, operations, properties or financial condition of Gold. There are as of the date hereof no actions, suits, claims, demands or other proceedings or investigations, either judicial or administrative, pending or, to the best knowledge of Gold, threatened which will or could prevent or interfere with the consummation of the transactions contemplated by this Agreement.

     3.12  Taxes. Gold and Sub have timely filed all federal, state and local
           -----
tax returns required to be filed by them, and have timely paid and discharged any taxes due in connection with all such tax returns. To the best knowledge of Gold, the liability for taxes set forth on each such tax return adequately reflects the taxes due with respect to such returns. Neither the Internal Revenue Service nor any other taxing authority is now asserting, either through audits, administrative proceedings, court proceedings or otherwise any deficiency or claim for additional taxes against Gold or Sub or any subsidiary of Gold. Neither Gold nor Sub has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessments of, any tax. There are no tax liens on any of the assets of Gold or Sub or any subsidiary of Gold.

     3.13  Defaults.  Neither Gold nor any of its subsidiaries is in material
           --------
breach or material default under any material agreement or commitment to which Gold or any of its subsidiaries is a party, or under any loan agreement, note, security agreement, guarantee or other document pursuant to or in connection with Gold's or any of its subsidiaries' extension of credit; and, to their knowledge, there has not occurred any event which, after the giving of notice, the lapse of time or otherwise, would constitute any such default under, or result in any such breach of, any such agreement, commitment or extension of credit.

     3.14  Information Supplied.  Gold will ensure that none of the information
           --------------------
supplied or to be supplied by Gold and Sub for inclusion or incorporation by reference in (a) the Registration Statement (as defined in Section 10.1) will, at the time the Registration Statement is filed with the Securities and Exchange Commission (the "SEC") and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) the proxy statements of Gold and the Company will, at the date of mailing to the respective stockholders of the Company and Gold and at the time of the respective meetings of the stockholders of the Company and Gold to be held in connection with the Merger, contain any untrue statement of a material fact or omit to have stated a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than information supplied by Company.

     3.15  Absence of Adverse Agreements.  Neither Gold nor Sub nor any other
           -----------------------------
subsidiary of Gold is a party to any agreement or instrument or any judgment, order or decree or any rule or regulation of any court or other governmental agency or authority which materially and adversely affects or in the future may have a material adverse effect on the financial condition, results or operations, assets, business or prospects of Gold or Sub or any subsidiary of Gold, taken as a whole.

     3.16  Broker's Fees.  Neither Gold nor Sub nor any of their respective
           -------------
officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

                                  ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF COMPANY
                   -----------------------------------------

     Except as set forth on the Company Disclosure Schedule hereto, Company hereby represents and warrants to each of Gold and Sub as follows:

     4.1   Organization and Good Standing.
           ------------------------------

          (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma with the corporate power and authority to own its properties and conduct its business as it is now being conducted and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The conduct of Company's business and the ownership of its properties do not require Company to qualify as a foreign corporation in any jurisdiction except where the failure to be so qualified individually or in the aggregate would not materially and adversely affect the business, operations, properties or financial condition of Company and its subsidiary.

          (b) Company has one subsidiary, Citizens Bank of Tulsa (the "Bank"), which is an Oklahoma banking corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma, with the corporate power and authority to carry on its business as it is now being conducted. Bank is duly qualified to do business in each jurisdiction in which the conduct of its business requires such qualification except where the failure to be so qualified individually or in the aggregate would not materially and adversely affect the business, operations, properties or financial condition of Company and/or Bank.

     4.2  Authority.  Company has all requisite corporate power and authority to
          ---------
enter into this Agreement, and to consummate the transactions contemplated hereby with the exception of Company stockholder approval as contemplated by
Section 4.3 below. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company. This Agreement has been duly executed and delivered by Company, and assuming due execution and delivery by Gold, constitutes a valid and binding obligation of Company, enforceable in accordance with its terms subject to applicable conservatorship, receivership, bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (including without limitation specific performance), whether applied in a court of law or a court of equity.

     4.3  Company Stockholder Approval.  The Board of Directors of Company will
          ----------------------------
direct, that this Agreement and the transactions contemplated hereby be submitted to Company's stockholders for approval at a special meeting of such stockholders and, except for approval of this Agreement by the majority of the outstanding shares of Company Common Stock entitled to vote with respect to such matter, no other stockholder action is necessary to consummate the transactions contemplated hereby.

     4.4  No Violations.  Except for the approvals of the appropriate regulatory
          -------------
agencies and such filings and registrations as are required under federal and state securities and Blue Sky laws, the execution, delivery and performance of this Agreement by Company do not, and the consummation of the transactions contemplated hereby will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Company or Bank or to which Company or Bank (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the Articles of Incorporation, Bylaws of Company or Bank or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Company or Bank under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Company or Bank is a party, or to which any of their respective properties or assets may be bound or affected.

     4.5  Consents.  Except for the approvals of the appropriate regulatory
          --------
agencies and such filings and registrations as are required under federal and state securities and Blue Sky laws, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Company of the Merger or the other transactions contemplated by this Agreement.

     4.6  Capitalization.  Company has authorized capital stock consisting of
          --------------
50,000 shares of common stock, par value $1.00 per share, of which 25,000 shares are issued and outstanding, and no shares held as treasury stock. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and non-assessable. There are no outstanding warrants, options, subscriptions, contracts, rights or other agreements or commitments obligating Company to issue or sell any additional shares of Company Common Stock nor are there outstanding any securities, debts, obligations or rights which are convertible into or exchangeable for shares of Company Common Stock. The authorized capital stock of Bank consists of 125 shares of common stock, $8,000.00 par value per share ("Bank Stock"), of which 125 shares have been duly and validly issued, are fully paid, and, are owned directly by Company. Such shares are free and clear of all liens, encumbrances, equities or claims. There are no outstanding warrants, options, subscriptions, contracts, rights or other arrangements or commitments obligating Company or Bank to issue or sell any additional shares of Bank's capital stock nor are there outstanding any securities, debts, obligations or rights which are convertible into or exchangeable for shares of capital stock or any other equity security of Bank.

     4.7  Government Regulation.  Company and Bank hold all material licenses,
          ---------------------
certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the lawful conduct of their respective businesses and ownership of their respective properties. Company and Bank have substantially complied with all material federal, state and local statutes, regulations, ordinances or rules applicable to the ownership of their respective properties or the conduct of their respective businesses.

     4.8  Financial Statements. The Company has previously delivered to Gold and
          --------------------
Sub balance sheets for the Company as of June 30, 1998, December 31, 1997 and December 31, 1996, the statements of earnings for the period ended June 30, 1998 and for the years ended December 31, 1997 and December 31, 1996, the balance sheet and statement of earnings for the Bank as of June 30, 1998 and for the period then ending, and all related schedules and notes to the foregoing (collectively the "Company Financial Statements"). Although such statements have not been certified as of the date hereof by independent certified public accountants, the Company Financial Statements have been prepared (except for the absence of notes thereto) in accordance with generally accepted accounting principles and practices required by applicable bank regulatory agencies that were applied on a consistent basis, and present fairly in all material respects the financial position, results of operation and changes of financial position of Company or the Bank, as applicable, as of their respective dates and for the periods indicated. Company has no material liabilities or obligations of a type which would be included in a balance sheet prepared in accordance with regulatory accounting principles whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in the balance sheet of Company as of June 30, 1998, or incurred since June 30, 1998, in the ordinary course of business.

     4.9   Legal Proceedings. There are as of the date hereof no actions, suits,
           -----------------
claims, demands or other proceedings or investigations, either judicial or administrative, pending or, to the best knowledge of Company, threatened against or affecting the properties, assets, rights or business of Company or Bank or the right to carry on or conduct their respective businesses, nor are there to the best knowledge of Company any grounds therefor, which, if adversely determined, would in the aggregate materially adversely affect the business, operations, properties or financial condition of Company or Bank. There are as of the date hereof no actions, suits, claims, demands or other proceedings or investigations, either judicial or administrative, pending or, to the best knowledge of Company, threatened which will or could prevent or interfere with the consummation of the transactions contemplated by this Agreement. The Company agrees to advise Gold and Sub if at any time between the date hereof and the Effective Time, any legal proceeding as described in this paragraph is initiated or, to the best knowledge of Company, threatened.

     4.10  Title to Assets. Except for securities pledged to secure public funds
           ---------------
deposits or subject to customer repurchase agreements entered into in the ordinary course of business, and leased property discussed below, Company and Bank have good and marketable title to and possession of all of their respective real and personal properties and assets, in each case free and clear of any liens, restrictions, encumbrances, rights, title and interests of others, except for other real estate owned and except as reflected on their respective financial statements and except for the lien of current taxes, covenants and restrictions of record, and other minor imperfections of title not affecting marketability, which liens, covenants, restrictions and imperfections do not materially affect the value of such property and do not interfere with the use made of such property by Company and Bank. The real and personal properties and assets held under lease by Company and Bank are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made of such properties and assets by Company and Bank. No consent is necessary under the terms of any such lease in connection with the consummation of the transactions contemplated hereby.

     4.11  Undisclosed Liabilities.  As of the date hereof, neither Company nor
           -----------------------
Bank have any debt, liability or obligation (whether accrued, contingent, absolute or otherwise) of the nature which would customarily be included in a corporate balance sheet or the notes thereto prepared in accordance with regulatory accounting principles that is not reflected or reserved against in the Company Financial Statements or was not incurred in the ordinary course of their business.

     4.12  Taxes. The Company and Bank have timely filed all tax returns
           -----
required to be filed by them, and the Company and Bank have timely paid and discharged all taxes due in connection with or with respect to the filing of such tax returns and have timely paid all other taxes as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which the Company is maintaining reserves adequate for their payment. To the best knowledge of the Company, the liability for taxes set forth on each such tax return adequately reflects the taxes required to be reflected on such tax return. Neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings, court proceedings or otherwise, or, to the best of Company's knowledge, threatening to assert against Company or Bank any deficiency or claim for additional taxes. Neither the Company nor Bank has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any tax. There are no tax liens on any assets (excluding OREO properties) of the Company or Bank. Neither the Company nor Bank has received a ruling or entered into an agreement with the Internal Revenue Service or any other governmental entity or taxing authority or agency.

     4.13  Contracts.  Neither Company nor Bank is party to or bound by any:
           ---------

           (a) employment contract or letter or other writing or oral agreement relating to employment;

           (b) bonus, deferred compensation, savings, profit sharing, severance pay, pension or retirement plan or arrangement, except for the Plans referenced in Section 4.16 hereof;

           (c) material lease or license with respect to any property, real or personal, whether Company or Bank is landlord or tenant, licensor or licensee, involving a liability or obligation of Company or Bank as obligor in excess of $5,000 on an annual basis;

           (d) agreement, contract or indenture relating to the borrowing of money by Company or any subsidiary, excluding deposit obligations, obligations under certificates of deposit, letters of credit, items in the process of collection, commitments to loan or discount, endorsements made for collection and guarantees made in the ordinary course of business;

           (e) agreement with any present or former officer, director or stockholder of Company or Bank; or

           (f) other contract, agreement or other commitment which is material to the business, operations, property, prospects or assets or to the condition, financial or otherwise, of Company or Bank or which involve a payment by Company or Bank of more than $5,000 on an annual basis.

     4.14  Regulatory Reports; Examinations.  Company and Bank have timely filed
           --------------------------------
all material reports, registrations and statements, together with any amendments required to be made with respect thereto, with all governmental or regulatory authorities, agencies, courts, commissions or other entity ("Governmental Entity") and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Governmental Entity in the regular course of the business of Company and Bank, no Governmental Entity has initiated any proceeding or, to the best knowledge of Company, investigation into the business or operations of Company or Bank. There is no unresolved material violation, criticism, or exception by any Governmental Entity with respect to any written report or statement relating to any examinations of Company or Bank. Company has made available to Gold all reports of examinations conducted by any Governmental Entity with respect to Company and/or Bank, during the preceding three (3) years. Company will also make available to Gold and Sub any subsequent reports of examination received from any Government Entity between the date hereof and the Effective Time.

     4.15  Conduct.  From June 30, 1998 until the date hereof:
           -------

           (a) There has been no material adverse change in the financial condition of, or in the properties, assets, liabilities, rights or business, taken as a whole, of Company or Bank or in the relationship of Company or Bank with respect to their employees, creditors, suppliers, distributors, customers or others with whom they have business relationships ("Material Adverse Effect").

           (b) The business affairs of Company and Bank have been conducted and carried on only in their ordinary and regular course of business, and Company and Bank have not incurred or become subject to any liabilities or obligations other than those incurred in their ordinary course of business, those incurred pursuant to existing contracts included on the Company Disclosure Schedule and those incurred pursuant to commitments permitted hereby.

           (c) Neither Company nor Bank have entered into any employment contract or agreement of any nature with any director, officer or salaried employee, paid any or made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any of their officers, employees or directors, increased the rate of compensation, if any, or instituted or made any material increase in any officer's, employee's or director's welfare, retirement or similar plan or arrangement, other than merit increases made in accordance with past practices and procedures.

     4.16  Compliance with ERISA.  Neither Company nor Bank has established,
           ---------------------
maintained or contributed at any time during the five-year period ending as of the Effective Time to any employee benefit plan (as defined in Sections 3(3) or 3(37) of the Employment Retirement Income Security Act of 1974 ("ERISA")) or any other plan with respect to which any governmental filings are required, except for the plans listed on the Company Disclosure Schedule (collectively, the "Plans"). A true and accurate copy of each of the Plans, any related trust agreements and each of the amendments thereto has been provided to Gold together with (i) all determination letters received in respect of any qualified plans, and (ii) all required reports and supporting schedules filed with any government agency in respect of the Plans for the three most recent years ending on or before the date hereof. To Company's knowledge as sponsor of the Plans, the Plans and each fiduciary (as defined in Section 3(21) of ERISA) of the Plans are in compliance in all material respects with all applicable requirements (including nondiscrimination requirements in effect as of the date hereof) of the Internal Revenue Code of 1986 ("Code"), including, but not limited to, Sections 79, 105, 106, 125, 401, 501, and 4975 of the Code. For purposes of this Section 4.16, noncompliance with the Code or ERISA is material if such noncompliance could have a Material Adverse Effect on the condition of one or more of the Plans or of Company or Bank, either as of the Effective Time or upon discovery of the noncompliance. To Company's knowledge as sponsor of the Plans, all required contributions to the Plans through the date hereof have been made. To Company's knowledge, Company and Bank (each with respect to the Plans), as well as the Plans, have no material current or threatened liability of any kind to any person, including but not limited to any government agency, as of the date hereof, other than for the payment of benefits in the ordinary course.

     4.17  Defaults.  Neither Company nor Bank is in material breach or material
           --------
default under any material agreement or commitment to which the Company or Bank is a party, or under any loan agreement, note, security agreement, guarantee or other document pursuant to or in connection with the Company's or Bank's extension of credit; and to Company's knowledge, there has not occurred any event which, after the giving of notice, the lapse time or otherwise, would constitute any such default under, or result in any such breach of, any such agreement, commitment or extension of credit.

     4.18  Insurance.  Complete and correct copies of all material policies of
           ---------
fire, product or other liability, workers' compensation and other similar forms of insurance owned or held by Company and Bank have been delivered or made available to Gold. Subject to expirations and renewals of insurance policies in the ordinary course of business, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid (other than retrospective premiums which may be payable with respect to worker's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy. Such policies are valid and enforceable policies. To the best knowledge of Company, the insurance policies to which Company or Bank are parties are sufficient for compliance with all material requirements of law and all material agreements to which Company or Bank are parties and will be maintained by Company and Bank until the Effective Time. Neither Company nor Bank has been refused any insurance with respect to any material assets or operations, nor has coverage been limited in any respect material to their operations by any insurance carrier to which they have applied for any such insurance or with which they have carried insurance during the last five (5) years.

     4.19  Absence of Adverse Agreements. Neither the Company nor Bank is a
           -----------------------------
party to any agreement or instrument or any judgment, order or decree or any rule or regulation of any court or other governmental agency or authority which materially and adversely affects or is reasonably likely to result in a Material Adverse Effect on the financial condition, results of operations, assets, business or prospects of the Company or Bank, taken as a whole.

     4.20  Internal Controls and Records. The Company and Bank maintain books of
           -----------------------------
account which accurately and validly reflect, in all material respects, all loans, mortgages, collateral and other business transactions and maintain accounting controls sufficient to ensure that all such transactions are (a) in all material respects, executed in accordance with its management's general or specific authorization, and (b) recorded in conformity with generally accepted accounting principles. The Company has furnished to Gold all of Company's and Bank's written internal policies and procedures that are identified on the Company Disclosure Schedule.

     4.21  Loans. (a) Bank is not a party to any written or oral loan agreement,
           -----
note or borrowing arrangement which has been classified as "substandard", "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by Company or Bank or banking regulators except as previously disclosed to Gold; (b) neither Company nor Bank is a party to any written or oral loan agreement, note, or borrowing arrangement, including any loan guaranty, with any director or executive officer of Company or Bank, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; (c) to the best knowledge of Company neither Company nor Bank is a party to any written or oral loan agreement, note or borrowing arrangement in violation of any law, regulation or rule of any governmental authority.

     4.22  Environmental Laws.  To the best knowledge of the Company: (i) the
           ------------------
operations of Company and Bank comply in all material respects with all applicable past and present federal, state and local environmental statutes and regulations and neither the condition of any property owned by Company or Bank nor the operation of the business of any of such entities violates in all material respects any applicable federal, state or local environmental statute or regulation; (ii) none of the operations of Company or Bank is subject to any judicial or administrative proceeding alleging the violation of any federal, state or local environmental health or safety statute or regulation nor is it the subject of any claim alleging damages to health or property pursuant to which the Company or Bank may be liable; (iii) none of the operations of nor any of the properties owned by Company or Bank is the subject of any federal, state or local investigation in evaluating whether any remedial action is needed to respond to a release or threatened release of any hazardous waste or substance from whatever source; (iv) no condition or event has occurred which, with notice or the passage of time or both, would constitute a violation of any federal, state or local environmental law and at no time has the Company or Bank stored or used any pollutants, contaminants or hazardous or toxic waste, substances or materials on or at any location owned by Company or Bank; (v) there are no underground storage tanks now or heretofore located on any real property owned by Company or Bank; (vi) neither Company nor Bank has ever been notified by either a federal, state or local governmental authority, or any private party, that Company or Bank is a potentially responsible party for remedial costs spent addressing the release, or threat of a release, of a hazardous substance and to the environment pursuant to the Comprehensive Environmental Response, Compensation or Liability Act, 42 U.S.C. (S)(S) 9601, et seq. or any
                                                      -------
corresponding state law.

     Gold may obtain at its option and expense an environmental audit of all properties and assets of Company and Bank whether directly owned or classified as other real estate owned. Such environmental audit shall constitute a part of the due diligence process, should Gold choose to pursue it, and if Gold determines in its sole discretion that such environmental audit reflects the potential of a material environmental problem with respect to any of the properties or assets of Company or Bank, then Gold may deem the due diligence unsatisfactory and terminate this Agreement under the terms of Section 9.1 hereinafter.

     4.23  Broker's Fees.  Neither Company nor Bank nor any of their respective
           -------------
officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

     4.24  Labor Matters. To the best knowledge of Company, (a) Company and Bank
           -------------
are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice; (b) there is no unfair labor practice complaint against Company or Bank pending before the National Labor Relations Board; (c) there is no labor strike, dispute, slowdown, representation campaign or work stoppage actually pending or threatened against or affecting Company or Bank; (d) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against Company or Bank; and (e) neither Company nor Bank is experiencing any material work stoppage.

     4.25. Information Supplied.  None of the information supplied or to be
           --------------------
supplied by Company or Bank for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the proxy statements of Gold and the Company will, at the date of mailing to the respective stockholders of Gold and the Company and at the times of the respective meetings of stockholders of Gold and the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than information supplied by Gold or Sub.

     4.26  Full Disclosure.  No statement contained in any document,
           ---------------
certificate, or other writing furnished or to be furnished by or at the direction of Company or Bank to Gold in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.


                                   ARTICLE V
                             COVENANTS OF COMPANY
                             --------------------

     5.1   Affirmative Covenants of the Company.  Unless the prior written
           ------------------------------------
consent of Gold shall have been obtained, and which consent will be given or denied within five (5) business days of receipt of written request for such consent, and except as otherwise expressly contemplated herein, the Company shall and shall cause Bank to (i) operate its business only in the usual, regular, and ordinary course; (ii) preserve intact its business organization and assets and maintain its rights and franchises;
(iii) maintain as valid and enforceable all policies of insurance as referenced in Section 4.18 herein; and (iv) take no action which would (a) materially adversely affect the ability of any party to obtain any consents required for the transactions contemplated hereby, (b) would prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (c) materially adversely affect the ability of any party to perform its covenants and agreements under this Agreement.

     5.2  Negative Covenants of the Company.  Except as specifically permitted
          ---------------------------------
by this Agreement or as disclosed on the Company Disclosure Schedule, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, the Company covenants and agrees that it will not do or agree to commit to do, or permit Bank to do or agree to commit to do, any of the following without the prior written consent of Gold, which consent shall not be unreasonably withheld and which consent will be given or denied within three (3) business days of receipt of written request for such consent:

          (a) make any single loan (or series of loans to the same or related entities or persons) or any commitment (verbal or written) for a loan (or series of commitments to the same or related entities or persons) in an amount greater than $500,000.00 other than renewals of existing loans or commitments to loan;

          (b) purchase or invest in any securities, other than U.S. government obligations or other securities backed by the full faith and credit of the United States having a maturity of not more than two years from the date of purchase;

          (c) amend or adopt any employee benefit plan or grant any increase in the rates of pay of their employees or any increase in the compensation payable or to become payable, if any, to any director, officer, employee or agent thereof, or contribute to any pension plan or otherwise increase in any amount the benefits or compensation of any such directors, officers or employees of Company or Bank under any pension plan or other contract or commitment except for merit increases in accordance with past practices;

          (d) make any capital expenditure or enter into any material contract or commitment (except loan commitments as permitted in Subparagraph (a) of this Section 5.2); involving an obligation or commitment in excess of $15,000 or engage in any transaction not in their usual and ordinary course of business and consistent with past practices;

          (e) except as set forth in Section 7.6 hereinafter, declare or pay any dividend or make any other distribution in respect of any capital stock of Company or Bank, split, combine or reclassify any shares of its capital stock or, directly or indirectly, redeem, purchase or otherwise acquire any share of the capital stock of the Company or Bank;

          (f) amend the Articles of Incorporation or Bylaws of either of the Company or Bank or make any change in the authorized, issued or outstanding capital stock (or any change in the par value thereof) of Company or Bank;

          (g) acquire or purchase any assets of or make any investment in any financial institution other than the purchase of loans or participations therein in the ordinary course of business, but subject to Section 5.2(a);

          (h)  enter into any new line of business;

          (i) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any assets, which would be material, individually or in the aggregate, to Company or Bank, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with prudent banking practices;

          (j) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provisions of this Agreement except, in every case, as may be required by applicable law;

          (k) change its methods of accounting in effect on the date hereof, except as required by changes in generally accepted accounting principles ("GAAP") or regulatory accounting principles;

          (l) other than activities in the ordinary course of business consistent with prior practice, sell, lease, encumber, assign or otherwise dispose of any of its material assets or properties;

          (m) file any application to relocate or terminate the operations of any banking office;

          (n) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with prudent banking practices;

          (o) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which the Company or Bank is a party or by which the Company or Bank or their respective properties is bound; or

          (p) make any new loan or new extension of credit, or commit to make any such loan or extension of credit, to any director or officer of the Company or Bank without giving Gold five (5) days' notice in advance of the Company's or Bank's approval of such loan or extension of credit or commitment relating thereto.

          (q) cause, or allow, on the Closing Date, the reserve for loan and lease loss of Bank to be less than $1,591,847 or the total indebtedness of the Company to exceed $887,500, as determined on the basis of the June 30, 1998 financial statements of the Bank and the Company delivered to Gold.

     5.3  Inspection.  Between the date hereof and the Closing Date and upon
          ----------
reasonable notice, Gold and its authorized representatives shall be permitted full access during regular business hours to all properties, books, employees, records, contracts and documents of Company and Bank. The Company shall furnish to Gold and its authorized representative all information with respect to the affairs of Company and Bank as Gold may reasonably request.

     5.4  Financial Statements and Call Reports.  From and after the date hereof
          -------------------------------------
through the Closing Date, Company shall deliver to Gold monthly reports of condition and income statements of Bank and shall deliver to Gold copies of the call reports for Bank as filed with any regulatory agency promptly after such filing.

     5.5  Right to Attend Meetings.  Company and Bank shall allow a
          ------------------------
representative of Gold to attend as an observer all meetings of the Board of Directors of Company and Bank and all meetings of the committees of each such board, including, without limitation, the audit and executive committees thereof and any other meetings of Company or Bank officials at which policy is being made; provided, however, that representatives of Gold shall not be allowed to
      --------  -------
attend any meeting or portion of any meeting at which Company or Bank officials discuss this Agreement and the transactions contemplated hereby. Company and Bank shall give reasonable notice to Gold of any such meeting and, if known, the agenda for or business to be discussed at such meeting. Company and Bank shall provide to Gold all information provided to the directors on all such boards and committees in connection with all such meetings or otherwise provided to the directors and shall provide any other financial reports or other analyses prepared for senior management of Company or Bank.

     5.6. Data Processing.  Prior to the Effective Time the Company shall
          ---------------
cooperate with Gold in taking those planning actions necessary to be in a position to convert its data processing procedures and formats to procedures and formats used by Gold as soon as practicable after the Effective Time. All such data processing conversion shall be at Gold's expense. Gold shall provide such assistance and consultation as Company may reasonably require in such planning process.

     5.7  No Solicitation.  Neither Company nor Bank nor any affiliates,
          ---------------
associates, agents, or others acting for or on behalf of Company or Bank shall, directly or indirectly, make, encourage, facilitate, solicit, assist or initiate any inquiry or proposal, or participate in any negotiations with, or provide any information to, any corporation, partnership, agent, attorney, financial adviser, person, or other entity or group (other than (a) Gold, Sub, an affiliate or associate of Gold or Sub or an officer, employee or other authorized representative of Gold, Sub or such affiliate or associate or (b) the Company's counsel, accountants and financial adviser solely for use in connection with the transactions contemplated hereby) relating to any (i) liquidation, dissolution, recapitalization, merger or consolidation of the Company or Bank, (ii) sale of a significant amount of assets of the Company or Bank, (iii) purchase or sale of shares of capital stock of the Company or Bank, or (iv) any similar transactions involving Company or Bank, other than the transactions contemplated by this Agreement. Company shall immediately cease and cause to be terminated any and all such contacts and negotiations with respect to any such transaction. Company shall immediately inform Gold and Sub of any inquiry, proposal or request for information (including the terms thereof and the person making such inquiry) which it may receive in respect of such a transaction.

     5.8   Regulatory Approvals.  Subject to the terms and conditions of this
           --------------------
Agreement, Company agrees to use its reasonable best efforts to cooperate with Gold in Gold's efforts to secure as expeditiously as practicable all the necessary approvals, regulatory or otherwise, needed to consummate the transactions contemplated herein.

     5.9   Information.  Company shall provide such information and answer such
           -----------
inquiries as Gold may reasonably request or make concerning the subject matter of the representations and warranties of Company herein.

     5.10  Tax Free Reorganization Treatment.  Company shall not intentionally
           ---------------------------------
take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a tax free "reorganization" within the meaning of Section 368(a) of the Code.

     5.11  Accounting Matters.  Neither the Company nor any of its "affiliates"
           ------------------
(for purposes of pooling of interests accounting treatment) shall take or cause to be taken any action, whether before or after the Effective Time, that would prevent the accounting for the transactions contemplated by the Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations.

                                  ARTICLE VI
                           COVENANTS OF GOLD AND SUB
                           -------------------------

     6.1   Regulatory Approvals.  Subject to the terms and conditions of this
           --------------------
Agreement, Gold and Sub agree to use their reasonable best efforts to secure as expeditiously as practicable all the necessary approvals, regulatory or otherwise, needed to consummate the transactions contemplated herein and agree to exercise best efforts to file applications relating to such approvals within thirty (30) days from the date hereof or as soon thereafter as is reasonably possible. Gold and Sub shall provide to Company's counsel a copy of all applications for such approvals and shall keep such counsel or the Company advised of the status of the regulatory review process.

     6.2  Information.  Gold and Sub shall provide such information and answer
          -----------
such inquiries, as the Company may reasonably request or make concerning the subject matter of the representations and warranties of Gold and Sub herein.

     6.3  Tax Free Reorganization Treatment.  Neither Gold nor Sub shall
          ---------------------------------
intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a tax free "reorganization" within the meaning of Section 368(a) of the Code.

     6.4  Employee Benefits.  Employees of Company or Bank shall be eligible to
          -----------------
participate in all Gold employee welfare benefit plans in accordance with their terms, and for such purpose all service of such employees with the Company and Bank shall be counted as service with Gold.

     6.5  Registration Rights Agreements.  Gold will properly execute and date
          ------------------------------
as of the Closing Date the registration rights agreement, in substantially the form of Exhibit 8.8 attached to this Agreement (the "Registration Rights Agreement").

     6.6  Ordinary Course.  Gold and Sub shall carry on their respective
          ---------------
businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time.

     6.7  Governing Documents.  Except to the extent required to comply with
          -------------------
their respective obligations hereunder, required by law or required by the rules and regulations of NASDAQ, Gold and Sub shall not amend in any material respect their respective articles of incorporation, by-laws or other governing documents.

     6.8  Acquisitions.  Other than acquisitions in existing or related lines of
          ------------
business of Gold the fair market value of the total consideration (including the value of indebtedness or other liability acquired or assumed) for which does not exceed $56,000,000 per acquisition and other than pending acquisitions, Gold, shall not, and shall not permit its subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the ordinary course); provided, however, that the foregoing shall not prohibit (x) internal
--------  -------
reorganizations or consolidations involving existing subsidiaries of Gold or (y) the creation of new subsidiaries of Gold organized to conduct or continue activities otherwise permitted by this Agreement.

                                  ARTICLE VII
                  CONDITIONS PRECEDENT TO GOLD'S OBLIGATIONS
                  ------------------------------------------

     The obligations of Gold and Sub to consummate the transactions hereunder shall be subject to the satisfaction on or before the Closing Date of all of the following conditions, except such conditions as Gold or Sub may waive in writing:

     7.1  Representations, Warranties and Covenants.  All representations and
          -----------------------------------------
warranties of Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes permitted by or contemplated by this Agreement and except to the extent that any such representation or warranty is made solely as of a specified date. Company shall have performed all agreements and covenants in all material respects required by this Agreement to be performed on or prior to the Closing Date and Gold shall have received a certificate signed by an executive officer of the Company, dated the Closing Date, to the foregoing effect.

     7.2  Material Actions; Debts or Defaults.  On the Closing Date, there shall
          -----------------------------------
not be: (i) except as set forth on the Company Disclosure Schedule, any actions, suits, claims, demands or other proceedings or investigations, either judicial or administration, pending or, to the knowledge of Company or Bank, threatened against or affecting the properties, assets, rights or business of Company or Bank or the right to carry on or conduct their respective businesses that, if adversely determined, would have a Material Adverse Effect; (ii) any debt, liability or obligation of Company or Bank (whether accrued, contingent, absolute or otherwise) required to be reflected in a corporate balance sheet or the notes thereto that is not reflected or reserved against in their respective financial statements or was not incurred in ordinary course of their respective businesses; or (iii) any material breach or material default of Company or Bank under any material agreement or commitment to which either is a party.

     7.3  Adverse Changes.  From the date hereof to the Closing Date, there will
          ---------------
have been no material adverse change in the financial condition of, or in the properties, assets, liabilities, rights or business, taken as a whole, of Company or Bank, and taking into account for this purpose the proceeds of any applicable insurance.

     7.4  Regulatory Authority Approval.  Orders, consents and approvals in form
          -----------------------------
and substance reasonably satisfactory to Gold shall have been entered by or obtained from the appropriate regulatory authorities authorizing consummation of the transactions contemplated hereby pursuant to the provisions of the Bank Holding Company Act and any other applicable federal or state banking regulatory statute or rule, and no such order, consent or approval shall be conditioned or restricted in any manner which in the reasonable judgment of Gold would materially adversely affect the operations of or be unduly burdensome to Gold.

     7.5  Litigation.  At the Closing Date, there shall not be pending or
          ----------
threatened litigation in any court or any proceeding by any governmental commission, board or agency which Gold reasonably believes could reasonably result in restraining, enjoining or prohibiting the consummation of this Agreement.

     7.6   Financial Measures.  The parties agree that prior to the Closing
           ------------------
Date, the Company may make a dividend distribution to its stockholders subject to the limitation that such distribution shall not exceed the federal and state income taxes payable by the stockholders of the Company on the consolidated earnings of Bank and Company for the period from July 1, 1998 through the earlier of September 30, 1998 or Closing Date; provided, however, that for
                                               --------  -------
purposes of determining the amount of tax payable by the Company's stockholders on such earnings, the combined federal and state income tax shall not exceed 40%.

     7.7   Approval by Stockholders.  The stockholders of the Company and Gold
           ------------------------
shall have duly approved this Agreement and the other transactions contemplated hereby to the extent required by applicable requirements of law, the NASDAQ Rules and the respective Articles of Incorporation and ByLaws of the Company and Gold.

     7.8   Tax Representations.  Each stockholder of Company owning more than
           -------------------
10% of the outstanding Company Common Stock shall have made those representations reasonably requested by counsel and necessary to enable them to render the opinion described in Section 7.11 hereof.

     7.9   Affiliate Agreements.  Each person who is an "affiliate" (for
           --------------------
purposes of Rule 145 under the Securities Act and for pooling-of-interests accounting treatment) of the Company and Bank at the time this Agreement is submitted to approval of the stockholders of the Company and Bank shall deliver to Gold a letter in substantially the form set forth in Exhibit 7.9 (the "Affiliate Letter").

     7.10. Satisfactory Due Diligence.  Representatives of Company and Bank have
           --------------------------
cooperated with Gold, Sub and representatives of Gold and Sub in conducting its due diligence in accordance with the terms of Section 5.3 above.

     7.11  Federal Tax Opinion.  Gold shall have received an opinion of
           -------------------
Blackwell Sanders Peper Martin LLP, counsel to Gold ("Gold's Counsel"), in form and substance reasonably satisfactory to Gold, dated the Closing Date, stating that the Merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code.

     7.12  Opinion of Counsel.  Gold shall have received an opinion of Crowe &
           ------------------
Dunlevy, ("Company's Counsel"), dated the Closing Date, in form and substance reasonably satisfactory to Gold covering the matters set out in Exhibit 7.12 hereto.

     7.13  Qualification for Pooling-of-Interest Treatment.  Gold shall have
           -----------------------------------------------
received an opinion from KPMG Peat Marwick LLP that this transaction will qualify for pooling-of-interest accounting treatment and that all conditions applicable thereto (including limitation of any cash consideration paid by Gold hereunder and absence of any capital transactions involving any parties hereto) have been met.

                                 ARTICLE VIII
                      CONDITIONS PRECEDENT TO OBLIGATION
                              OF COMPANY AND BANK
                              -------------------

     The obligations of Company to consummate the transactions contemplated hereunder shall be subject to satisfaction on or before the Closing Date of all of the following conditions, except such conditions as Company may waive in writing:

     8.1  Representations, Warranties and Covenants.  All representations and
          -----------------------------------------
warranties of Gold and Sub contained in this Agreement shall be true in all material respects on and as of the Closing Date, except to the extent that any such representation or warranty is made solely as of a specified date, and Gold shall have performed all agreements and covenants in all material respects required by this Agreement to be performed on or prior to the Closing Date, and Company shall have received a certificate signed by an executive officer of Gold, dated the Closing Date, to the foregoing effect.

     8.2  Regulatory Authority Approval.  Orders, consents and approvals in form
          -----------------------------
and substance reasonably satisfactory to Company shall have been entered by or obtained from the appropriate regulatory authorities authorizing consummation of the transactions contemplated by this Agreement pursuant to the provisions of the Bank Holding Company Act and any other applicable federal or state banking regulatory statute or rule.

     8.3  Litigation.  There shall not be pending or threatened litigation in
          ----------
any court or any proceeding by any governmental commission, board or agency which Company believes could reasonably result in restraining, enjoining or prohibiting the consummation of the transactions contemplated by this Agreement.

     8.4  Approval by Stockholders.  The stockholders of the Company and Gold
          ------------------------
shall have duly approved and adopted this Agreement, the Merger and the transactions contemplated hereby to the extent required by applicable requirements of law, the NASDAQ Rules and the respective Articles of Incorporation and Bylaws of the Company and Gold.

     8.5  Adverse Changes.  From the date of this Agreement to the Closing Date,
          ---------------
there will have been no material adverse change in the financial condition, properties, assets, liabilities, rights, business or prospects of Gold.

     8.6. Federal Tax Opinion.  The Company shall have received, at Gold's
          -------------------
expense, an opinion of Gold's Counsel, addressed to the Company and its stockholders in form and substance reasonably satisfactory to the Company and Company's Counsel, dated the Closing Date, to the effect that the Merger will be a tax-free reorganization under Section 368(a) of the Code and that to the extent Company stockholders receive solely Gold Common Stock in exchange for shares of Company Common Stock, such holders of Company Common Stock will receive "tacked" holding periods and will incur no income tax liability.

     8.7. Opinion of Counsel.  Company shall have received, at Gold's expense,
          ------------------
an opinion of Gold's Counsel, dated the Closing Date, in form and substance reasonably satisfactory to Company, covering the matters set out in Exhibit 8.7 hereto.

     8.8  Registration Rights Agreement.  The Company shall have received the
          -----------------------------
Registration Rights Agreement properly executed and dated as of the Closing
Date.

                                  ARTICLE IX
                   TERMINATION OF AGREEMENT; INDEMNIFICATION
                   -----------------------------------------

     9.1  Basis for Termination.  Notwithstanding any other provision of this
          ---------------------
Agreement, this Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date:

          (a)  by mutual consent in writing of the parties hereto; or

          (b) by Gold upon written notice to Company if any regulatory approval of the transactions contemplated under the terms of this Agreement shall be denied or if any such regulatory approval shall be conditioned or restricted in any manner which in the reasonable judgment of Gold would materially adversely affect the operations of or would be unduly burdensome to Gold; or

          (c) by Gold upon written notice to Company, in the event that the Board of Directors of the Company shall (i) have failed to recommend to its stockholders the approval of the Merger and the transactions contemplated by this Agreement, to the exclusion of any other tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of the Company or Bank or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, the Company or Bank (an "Acquisition Proposal"), or (ii) have resolved not to recommend to its stockholders the approval of the Merger, or
(iii) have affirmed, recommended or authorized entering into any other Acquisition Proposal or other transaction involving a merger, share exchange, consolidation or transfer of substantially all of the assets of the Company or Bank, or (iv) failed to call and hold a special stockholders' meeting of the Company for purposes of voting on the approval of the Merger and the transactions contemplated hereby; or

          (d) by Gold or Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event the stockholders of Gold fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby; or

          (e) by Gold or Company in the event the stockholders of the Company fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby; or

          (f) by Gold or Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) if the other party has materially breached this Agreement and has not cured such breach within the earlier of (i) 10 days after the nonbreaching party shall have given notice to the breaching party of the existence of such breach or (ii) the Closing Date; or

          (g) by Gold or Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) upon written notice to the other of any other condition imposed for the benefit of the notifying party, other than the approval of stockholders of the other entity, that shall not have been satisfied or waived prior to the Closing Date; or

          (h) by either Gold or Company if the Closing Date shall not have occurred by December 31, 1998, unless Gold and Company agree in writing to extend such deadline; provided that the terminating party is not then in material breach of this Agreement; or

     As used in this Section 9.1, actions contemplated as being taken by Gold or the Company must be taken by their respective Board of Directors.

     9.2  Effect of Termination.  Except as provided in Sections 11.1(b) and
          ---------------------
(d), in the event of termination of this Agreement for any reason set forth in Sections 9.1 (a), (b), (d) or (g), no party hereto shall have any liability to the other of any nature whatsoever, including any liability for loss, damages or expenses suffered or claimed to be suffered by reason thereof.

     In the event Gold and Sub have performed all of their obligations hereunder and all conditions precedent to the obligation of Company to close have been met or waived in writing by Company, but Company fails or otherwise refuses to close, then Gold shall be entitled to enforce the terms hereof by an action seeking specific performance. Such right is not exclusive and shall not preclude Gold from also pursuing an action to recover any and all damages resulting from the Company's default hereunder. All remedies available to Gold hereunder or by law are cumulative.

     In the event Company has performed all of its obligations hereunder and all conditions precedent to the obligations of Gold and Sub to close have been met or waived in writing by Gold and Sub, but Gold and Sub fail or otherwise refuse to close, then Company shall be entitled to enforce the terms hereof by an action seeking specific performance. Such right is not exclusive and shall not preclude Company from also pursuing an action to recover any and all damages resulting from the default by Gold and Sub hereunder. All remedies available to Company hereunder or by law are cumulative.

     9.3  Amendment.  This Agreement may be amended by the parties hereto, by
          ---------
action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Company and Gold, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.4  Extension; Waiver.  At any time prior to the Effective Time, the
          -----------------
parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

     9.5  Indemnification by Company. The Company agrees to indemnify and hold
          --------------------------
harmless Gold, Sub and the officers, stockholders and directors of each such entity from and against and in respect of any and all damages, losses, diminution of value, or expenses suffered or incurred by any such party (whether as a result of third party claims, demands, suits, causes of action, proceedings, investigations, judgments or liabilities or otherwise), including costs of investigation in defense and reasonable attorneys' fees assessed, incurred or sustained by or against any of them, with respect to or arising out of any breach of the representations, warranties and/or covenants of the Company set forth herein.

     9.6  Indemnification by Gold.  Gold agrees to indemnify, defend and hold
          -----------------------
harmless Company and the Bank, and the stockholders, directors, officers, employees, agents and representatives of each such entity, from and against and in respect of any and all damages, losses, diminution of value, or expenses suffered or incurred by Company (whether as a result of third party claims, demands, suits, causes of action, proceedings, investigations, judgments, liabilities or otherwise), including costs of investigation and defense and reasonable attorneys' fees assessed or incurred or sustained by or against Company or its stockholders, with respect to or arising out of any breach of the representations, warranties and covenants of Gold and Sub set forth herein.

     9.7  Limitations on Indemnification.  Notwithstanding anything herein
          ------------------------------
contained to the contrary, no person shall be entitled to indemnification under the provisions of this

Agreement: (i) unless such party shall have given written notice to the indemnifying party setting forth its claim for indemnification in reasonable detail, (ii) unless the total aggregate claims for indemnification have exceeded $50,000.00 and (iii) to the extent that the aggregate amount of all indemnification liability under Section 9.5 or Section 9.6, as applicable, exceeds the total value of consideration provided (as of the Closing Date) by Gold and Sub under Section 2.2 in exchange for Company Common Stock.

     9.8   Procedure for Indemnification.  If a party hereto becomes aware of an
           -----------------------------
event which gives rise to a claim for indemnification hereunder, such party shall give the other party prompt notice of any such action, claim, liability, assessment or notice of deficiency received by such party which might result in any liability under this provision. Further, any party who may claim a right of indemnification hereunder agrees to refrain from paying, settling or compromising any such claim for which indemnification may be sought without giving notice of same to the other party. If the other party wishes to contest or defend such third party claim, then the party against whom the claim was made shall be obligated to cooperate fully with such party in contesting and preserving all rights with respect to such contest; provided, however, that if the other party does not wish to challenge or contest such third party claim, then the party against whom the claim was being made by settle same on terms and conditions it deems to be the most favorable it can be obtained and then asserting the indemnification claim against the other party hereto. When giving a notice under this provision, a party may specify a time for a response from the other party as to whether such other party wishes to contest or defend such third party claim. Such deadline for response may be established consistent with the facts and circumstances surrounding the situation. If a party hereunder claims indemnification for a claim other than a third party claim, the party seeking indemnification shall notify the indemnifying party in writing of the basis for such claim setting forth the nature and amount of the damages resulting from such claim. To the extent a party is deemed to have ultimately been responsible for indemnification, then interest shall be deemed to accrue on the unpaid amount of indemnification obligation at the prime rate of interest announced from time to time by Exchange National Bank, such interest to be calculated based on the actual number of days elapsed from the date each indemnification obligation becomes due and owing until paid in full and based on 365 day year.

                                   ARTICLE X
                            SECURITIES LAWS MATTERS
                            -----------------------

     10.1  Registration Statement and Proxy Statement.  Gold shall, at Gold's
           ------------------------------------------
expense (but subject to the terms of Section 11.1 hereinafter) as soon as practicable prepare and file a registration statement on Form S-4 to be filed with the SEC pursuant to the Securities Act for the purpose of registering the shares of Gold Common Stock to be issued in the Merger (the "Registration Statement"). Company, Gold and Sub shall each provide promptly to the other such information concerning their respective businesses, financial conditions, and affairs as may be required or appropriate for inclusion in the Registration Statement or the proxy statement to be used in connection with the special stockholders' meetings of the Company and Gold and to be called for the purpose of considering and voting on the Merger (the "Proxy Statement"). Company, Gold and Sub shall each cause their counsel and auditors to cooperate with the other's counsel and auditors in the preparation and filing of the Registration Statement and the Proxy Statement. Gold shall not include in the Registration Statement any information concerning Company or Bank to which Company shall reasonably and timely object in writing. Gold, Sub and Company shall use their reasonable best efforts to have the Registration Statement declared effective under the Securities Act as soon as may be practicable and thereafter Company and Gold shall distribute the respective Proxy Statement to its stockholders in accordance with applicable laws and the NASDAQ Rules not fewer than 20 business days prior to the date on which this Agreement is to be submitted to its respective stockholders for voting thereon. If necessary, in light of developments occurring subsequent to the distribution of the Proxy Statement, Company and Gold shall mail or otherwise furnish to its stockholders such amendments to the Proxy Statement or supplements to the Proxy Statement as may, in the reasonable opinion of Gold, Sub or the Company, be necessary so that the Proxy Statement, as so amended or supplemented, will contain no untrue statement of any material fact and will not omit to state any material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, or as may be necessary to comply with applicable law. For a period of at least two years from the Effective Time, Gold shall make available "adequate current public information" within the meaning of and as required by paragraph (c) of Rule 144 adopted pursuant to the Securities Act.

     10.2  State Securities Laws.  The parties hereto shall cooperate in making
           ---------------------
any filings required under the securities laws of any state in order either to qualify or register the Gold Common Stock so it may be offered and sold lawfully in such state in connection with the Merger or to obtain an exemption from such qualification or registration.

     10.3  Publication of Combined Financial Results.  Gold will file with the
           -----------------------------------------
Securities and Exchange Commission a Periodic Report on Form 8K containing financial statements which include no less than 30 days of combined operations of Gold and the Company, ended on a normal closing date, as soon as practicable after the Effective Time unless the first 30 day period of combined operations is reflected in and ends on the normal closing date for an annual report on Form 10K or quarterly report on Form 10Q.

     10.4. Affiliates.  Certificates representing shares of Gold Common Stock
           ----------
issued to "Affiliates" (as defined in Rules 145 and 405 adopted under the Securities Act) of the Company pursuant to this Agreement will be subject to stop transfer orders (as reasonably required in connection with Rule 145) and will bear a restrictive legend set out in the Affiliate Letter; provided, however, that following publication of financial results covering at least thirty (30) days of combined operations of Gold and the Company and upon receipt of an opinion of counsel reasonably satisfactory to Gold that a proposed sale, pledge, transfer or other disposition of a specified number of shares of Gold

Common Stock by an Affiliate will comply with or will be exempt from the Securities Act, Gold shall, as promptly as practicable after receipt of the stock certificates representing such Affiliate's Gold Common Stock (and in any event within seven (7) business days after such receipt), direct the Transfer Agent for the Gold Common Stock to remove the stock transfer order related thereto and reissue a stock certificate evidencing such shares to the Affiliate with such restrictive legend.

     10.5. Indemnification.  Gold agrees to indemnify and hold harmless the
           ---------------
Company and its stockholders, directors, officers, employees, representatives and agents from and against any and all claims, liabilities, damages and expenses (including reasonable attorneys' fees), whether arising under federal or state securities or Blue Sky laws or otherwise, which may be asserted against any of them and which arise as a result of any alleged act or failure to act, or any alleged statement or omission, of Gold done or made in connection with the Merger, Registration Statement, Proxy Statement, or any other statement or form filed or required to be filed with the SEC or any state securities department or delivered or required to be delivered to the holders of Company Common Stock, except to the extent any such alleged act, failure to act, statement or omission is a result of information provided by the Company or Bank or any employee, officer, director, or stockholder of Company or Bank.

                                  ARTICLE XI
                                 MISCELLANEOUS
                                 -------------

     11.1  Expenses.
           --------

           (a) Except as provided elsewhere in this Agreement and as set forth herein, each party shall be responsible for its own expenses in connection with this transaction. Specifically, each party shall be responsible for their own legal and accounting fees and any related costs or charges associated with the negotiation, execution and consummation of this Agreement.

           (b) Notwithstanding the foregoing, it is understood and agreed that the Company shall pay up to an aggregate of $30,000 of the total cost of (i) the certified audit of the consolidated balance sheets of the Company as of December 31, 1996, December 31, 1997 and June 30, 1998 (if required) and the statement of income for the periods then ended and (ii) the preparation and filing of the Registration Statement and the Proxy Statement referenced in Section 10.1 above.

           (c)   Notwithstanding the foregoing, if this Agreement is terminated
(i) by Gold pursuant to either of Sections 9.1(c) or (e) or (ii) by the Company pursuant to Section 9.1(e), then the Company shall promptly pay Gold as liquidated damages an amount equal to all of the out-of-pocket costs and expenses of Gold, including reasonable costs of counsel and accountants up to but not exceeding $100,000.

           (d) Notwithstanding the foregoing, if this Agreement is terminated by the Company or Gold pursuant to Section 9.1(d), then Gold shall promptly pay the Company as liquidated damages an amount equal to all of the out-of-pocket costs and expenses of the Company, including reasonable costs of counsel and accountants (including amounts the Company is obligated to pay Gold under Section 11.1(b)) up to but not exceeding $100,000.

           (e) In the event this Agreement is terminated for any reason except as set forth in Sections 11.1(c) or (d), the parties shall retain the rights and remedies available to them at law or in equity.

     11.2  Parties in Interest.  This Agreement and the rights hereunder are not
           -------------------
assignable unless such assignment is consented to in writing by all parties hereto. Except as otherwise expressly provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and permitted assigns of the parties hereto.

     11.3  Entire Agreement, Amendments, Waiver.  This Agreement contains the
           ------------------------------------
entire understanding of Gold, Sub and Company with respect to the Merger and supersedes all prior agreements and understandings, whether written or oral, between them with respect to the Merger contemplated herein other than that certain Confidentiality Agreement dated July 22, 1998, between Gold and the Company (the "Confidentiality Agreement") that is hereby reaffirmed and adopted, and incorporated by reference herein, and shall survive the execution and delivery of this Agreement. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or permitted assigns. Any condition to a party's obligation hereunder may be waived by such party in writing.

     11.4  Notices.  All notices, requests, demands or other communications
           -------
hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or transmitted by telefacsimile with a copy thereof transmitted by a nationally recognized overnight delivery service or deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, addressed to the parties at the following addresses or at such other address as shall be given in like manner by any party to the other:

If to Company:      Citizens Bancorporation, Inc.
                    5120 S. Garnett
                    Tulsa, OK  74146
                    Telephone:   (918) 665-2227
                    FAX:  (918) 622-3756

with a copy to:     Michael Stewart, Esq.
                    Crowe & Dunlevy

                    1800 Mid-America Tower
                    20 North Broadway
                    Oklahoma City, OK 73102-8273
                    Telephone: (405) 235-7747
                    FAX: (405) 272-5238

If to Gold:         Mr. Michael W. Gullion
                    Gold Banc Corporation, Inc.
                    11301 Nall Avenue
                    Leawood, KS  66211
                    Telephone:  (913) 451-8050
                    FAX:  (913) 451-8004

with a copy to:     Steven F. Carman, Esq.
                    Blackwell Sanders Peper Martin LLP
                    2300 Main Street, Suite 1000
                    Kansas City, MO  64108
                    Telephone:  (816) 983-8153
                    FAX:  (816) 983-8080

     11.5 Law Governing.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of Kansas.

     11.6 Further Acts. Gold, Company and Sub agree to execute and deliver on or
          ------------
before the Closing Date such other documents, certificates, agreements or other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

     11.7 No Third Party Beneficiaries. This Agreement shall be binding upon and
          ----------------------------
inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Sections 6.3, 9.5, 9.6 and 10.3 (which are intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                GOLD BANC CORPORATION, INC.


                                By:/s/ Michael W. Gullion
                                 Name:  Michael W. Gullion
                                 Title: President and Chief Executive
                                        Officer

ATTEST:


/s/ Keith E. Bouchey
Name:  Keith E. Bouchey
Title: Secretary

                                GOLD BANC ACQUISITION
                                CORPORATION IX, INC.

                                By:/s/ Michael W. Gullion
                                 Name:  Michael W. Gullion
                                 Title: President and Chief Executive
                                        Officer

ATTEST:


/s/ Keith E. Bouchey
Name:  Keith E. Bouchey
Title: Secretary

                                CITIZENS BANCORPORATION, INC.


                                By: /s/ E.E. Dillard
                                 Name:  Gene Dillard
                                 Title: Chairman
ATTEST:

/s/ Gentry Parker
Name:  Gentry Parker
Title: Secretary

                                                                     EXHIBIT 6.5

                          GOLD BANC CORPORATION, INC.
                         REGISTRATION RIGHTS AGREEMENT

     This Agreement is made as of _____________, 1998, by and among Gold Banc Corporation, Inc., a Kansas corporation ("Gold"), and the affiliates of Citizens
                                          ----
Bancorporation, Inc. ("Citizens") who are identified on the signature page to
                       --------
this Agreement (each an "Affiliate" for purposes hereof and, collectively, the
                         ---------
"Affiliates").
 ----------

     WHEREAS, pursuant to that certain Agreement and Plan of Reorganization entered into by and among Gold, Gold Banc Acquisition Corporation IX, Inc., a wholly owned subsidiary of Gold, and Citizens dated as of August _____, 1998 (the "Merger Agreement"), each share of the issued and outstanding capital
      ----------------
stock of Citizens was converted into or exchanged for common stock of Gold, par value $1.00 per share ("Common Stock"), registered on Form S-4 (the "S-4
                        ------------                                 ---
Registration Statement") under the Securities Act of 1933, as amended (the
----------------------
"Securities Act"), resulting in the issuance of an aggregate of _________
 --------------
shares of Common Stock (the "Merger Shares"); and
                             -------------

     WHEREAS, the Merger Shares have been registered on the S-4 Registration Statement for issuance pursuant to the Merger Agreement in accordance with Rule 145 ("Rule 145") promulgated by the Securities and Exchange Commission (the
      --------
"SEC") under the Securities Act, with the result that the Merger Shares received
 ---
by Affiliates are eligible for resale without registration under the Securities Act in compliance with the conditions set forth in Rule 145(d); and

     WHEREAS, Gold desires to register the Merger Shares received by Affiliates for resale in order to provide additional liquidity during the period that the conditions of Rule 145(d) continue to apply to such shares; and

     WHEREAS, concurrently with the execution of this Agreement the Affiliates are exercising their demand registration rights and the Company has agreed to register the Merger Shares received by Affiliates for resale as described in this Agreement (the "Requested Registration").
                     ----------------------

     NOW, THEREFORE, in consideration of the mutual covenants, conditions, and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

     Section 1. Definitions. The definitions set forth in the Merger Agreement will apply to terms used in this Agreement. In addition, the following terms shall have the following meanings:

          (a)   "Exchange Act" means the Securities Exchange Act of 1934, as
                 ------------
     amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

          (b)    "Register," "registered" and "registration" refers to a
                  --------    ----------       ------------
     registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws of such states in which Affiliates notify Gold of their intention to offer Registrable Securities.

          (c)    "Registrable Securities" means all of the following to the
                  ----------------------
     extent the same have not been sold to the public (i) any and all Merger Shares issued to Affiliates pursuant to the Merger Agreement; or (ii) stock issued in respect of stock referred to in (i) above in any reorganization; or (iii) stock issued in respect of the stock referred to in (i) or (ii) as a result of a stock split, stock dividend, recapitalization or combination. Notwithstanding the foregoing, Registrable Securities shall not include otherwise Registrable Securities (i) sold to or through a broker in a transaction pursuant to Rule 145(d) or otherwise exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (ii) as to which the registration rights have been terminated pursuant to this Agreement.

          (d)    "Rule 144" means Rule 144 under the Securities Act or any
                  --------
     successor or similar rule as may be enacted by the SEC from time to time.

     Section 2.  Registration. Upon execution of this Agreement, Gold shall use
                 ------------
its reasonable efforts to register the Registrable Securities for resale on or before the expiration date of the pooling transfer restrictions outlined in subparagraph E of the Affiliates Letters; provided, however, that Gold shall not
                                          --------  -------
be obligated to register the Registrable Securities in any particular state in which Gold would be required to: (1) qualify to do business as a forgein corporation and where it would not otherwise be required to so qualify, (ii) subject itself to taxation in any such jurisdiction, or (iii) execute a general consent to service of process in any such jurisdiction.

     The registration of the Registrable Securities pursuant to this Agreement shall not relieve the Affiliates of their respective obligations pursuant to subparagraph E of the Affiliate Letters.

     Section 3.  Expenses of Registration. In addition to the fees and expenses
                 ------------------------
contemplated by Section 4 hereof, all expenses incurred in connection with the registration pursuant to Section 2 hereof, including without limitation all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for Gold, and expenses of any special audits of Gold's financial statements incidental to or required by such registration, shall be borne by Gold, except that Gold shall not be required to pay (a) any fees and expenses in excess of $1,500.00 (per amendment or supplement) in order to amend or supplement the registration statement or prospectus to reflect donees or pledges pursuant to Section 4(b) and (b) any underwriters' fees, discounts or commissions relating to the sale of the Registrable Securities. Gold shall not, under any circumstances, be required in connection with a registration hereunder, to (x) conduct any road shows or similar sales efforts for the Affiliates, (y) pay any expenses to Affiliates for any road shows or similar sales efforts, or
(z) pay any fees and disbursements of counsel(s) for the Affiliates.

     Section 4.     Registration Procedures.  In the case of registration
                    -----------------------
effected by Gold pursuant to this Agreement, Gold will keep each Affiliate advised in writing as to the initiation of each registration and as to the completion thereof. At its expense Gold will use reasonable efforts to;

               (a) keep such registration pursuant to Section 2 continuously effective for such reasonable period as necessary to permit the Affiliates to complete the distribution in the manner requested by the Affiliates and described in the registration statement relating thereto, but in no event beyond the date that is one year from the Closing Date of the Merger;

               (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act including any supplement or amendment required to name donees or pledgees of Affiliates, and to keep such registration statement effective for the applicable period of time specified in Section 4(a) above;

               (c) furnish such number of prospectuses and other documents incident thereto as an Affiliate from time to time may reasonably request and assist the Affiliates in satisfying their prospectus delivery obligations by furnishing to any national securities exchange, including the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ"), on which the Registrable Securities are then
                     ------
     listed, copies of the prospectus and each amendment or supplement thereto in accordance with Rule 153 under the Securities Act (or any comparable rule then in existence);

               (d) obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction;

               (e) subject to Section 2(b), register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any Affiliate reasonably requires, and keep such registration or qualification effective for the applicable period specified in Section 4(a) above;

               (f) cause all Registrable Securities covered by such registrations to be listed on NASDAQ;

               (g) notify each Affiliate promptly or any request by the SEC for the amending or supplementing of the registration statement or prospectus or for additional information;

          (h) advise each Affiliate, after Gold receives notice or obtains knowledge of the issuance of any order by the SEC suspending the effectiveness of the registration statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if such stop order should be issued;

          (i) use its best efforts to timely file with the SEC all of the reports it is required to file under the Exchange Act as a prerequisite to availability of Form S-3;

          (k) notify each Holder, at any time a prospectus covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

          (l) take such other actions as shall be requested by any Affiliate that is reasonably necessary to obtain effectiveness of the registration statement.

     Section 5.  Registration Covenants of the Affiliates. In consideration of
                 ----------------------------------------
the benefits accruing to them pursuant to this Agreement and in addition to their other obligations set forth in this Agreement, each Affiliate covenants and agrees to:

          (a) cooperate with Gold, its counsel, advisors and other representatives, and comply with all applicable provisions of law (including without limitation the prospectus delivery requirements of the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act) in connection with any registration effected pursuant to the provisions of this Agreement;

          (b) promptly provide to Gold, in writing, such information as Gold or its counsel deems necessary or appropriate for inclusion in the registration statement, which information, when given, shall be true and correct in all material respects and shall not omit any information necessary to make the information furnished not misleading;

          (c) execute all questionnaires, custody agreements, powers of attorney or other documents as Gold may reasonably request;

          (d) discontinue sales of Registrable Securities upon notification of any stop order or suspension of the effectiveness of the registration statement;

          (e) notify Gold immediately upon any material change in the plan of distribution or other information concerning such Affiliate described in the prospectus;

          (f) discontinue sales of Registrable Securities and use of the related prospectus following notification by Gold that the registration statement must be amended or supplemented;

          (g) not use any prospectus other than the most recent prospectus related to the registration statement;

          (h) upon presentation of a stock certificate representing Registrable Securities sold under the registration statement, certify that the sale was made in accordance with the terms hereof and the plan of distribution described in the Registration Statement; and

          (i) notify Gold of any request by the SEC or any state securities commission or agency for additional information or for such registration statement or prospectus to be amended or supplemented.

     In the event that any Affiliate fails to comply in any material respect with its obligations pursuant to Section 5(a) through (c), any Registrable Securities held by such Affiliate may be excluded from the registration statement and all such Affiliate's rights pursuant to the Agreement shall terminate. In the event that any Affiliate fails to comply in any in any material respect with its obligations pursuant to Sections 5(d) through (i), all of such Affiliate's rights pursuant to this Agreement shall terminate other than with respect to Registrable Shares then registered on a Registration Statement.

     Section 6.     Indemnification.
                    ---------------

          (a) Gold shall indemnify and hold harmless each Affiliate against any losses, claims, damages or liabilities, joint or several, to which such Affiliate may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by Gold of any rule or regulation promulgated under the Securities Act or any state securities law applicable to Gold and relating to action or inaction required of Gold in connection with any such registration, and will reimburse each such Affiliate for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that Gold will not be liable in any
                          --------  -------
     such case to the extent that any such claim, loss, damage or liability arises out of or is based on (i) the failure of any Affiliate to comply in any material respect with its obligations pursuant to Sections 5(d) through
     (i) or (ii) any untrue statement or omission based upon information furnished to or requested by Gold by or from any Affiliate for use therein.

          (b) Each Affiliate will, if Registrable Securities held by or issuable to such Affiliate are included in the securities as to which such registration is being effected, indemnify and hold harmless Gold, each of its directors and officers, each person who controls Gold, and each other Affiliate, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) the failure of any Affiliate to comply in any material respect with its obligations pursuant to Sections 5(d) through (i), or (ii) any untrue statement (or alleged statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Gold, each person who controls Gold, such directors or officers, or such Affiliates for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to or requested by Gold by or from such Affiliate specifically for use therein; provided,
                                                                     --------
     however, the total amount for which any Affiliate shall be liable under
     -------
     this Section 6(b) shall not in any event exceed the aggregate proceeds received by such Affiliate from the sale of Registrable Securites sold by such Affiliate in such registration.

          (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide
      -----------------
     indemnification (the "Indemnifying Party") promptly after such Indemnified
                           ------------------
     Party has actual knowledge of any claims as to which indemnify may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying
     Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnifying Party, consent to entry of any judgement or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a full and unconditional release from all liability in respect of such claim or litigation.

          (d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the

     Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Affiliate shall be obligated to contribute pursuant to this
     Section 6(d) shall be limited to an amount equal to the proceeds to such Affiliate of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Affiliate has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities).

          (e) The indemnification provided by this Section 6 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

     Section 7.     Certificate Legends.  Within five (5) business days after a
                    -------------------
registration statement filed under Section 2 hereof becomes effective, Gold will notify each Affiliate. Upon receipt of such notice, each Affiliate may return its certificate representing the Registrable Securities and request that Gold issue a new certificate in such Affiliate's name free of any restrictive legend relating to compliance with federal securities laws and Gold shall take all reasonable steps to do so; provided, however, that Gold shall only be obligated
                           --------  -------
to remove the legend for that number of Registrable Securities which any Affiliate represents is being sold pursuant to the registration statement.

     Section 8.     Termination of Rights.  All rights of the Affiliates under
                    ---------------------
this Agreement shall terminate at 5.00 P.M. Eastern time on the date one year after the date hereof.

     Section 9.     Representations and Warranties of Gold.  Gold represents and
                    --------------------------------------
warrants to the Affiliate as follows:

               (a) The execution, delivery and performance of this Agreement by Gold have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other government agency, the Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws of Gold or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Gold.

               (b) This Agreement has been duly executed and delivered by Gold and constitutes the legal, valid and binding obligation of Gold, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of equitable remedies as such remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought in a proceeding in equity or at law).

     Section 10.    Miscellaneous.
                    -------------

          (a)       Amendments. This Agreement may be amended only by a writing
                    ----------
     signed by Gold and all of the Affiliates.

          (b)       Counterparts. This Agreement may be executed in any number
                    ------------
     of counterparts, all of which shall constitute a single instrument.

          (c)       Notices, Etc. All notices and other communications required
                    ------------
     or permitted hereunder shall be in writing and may be sent by facsimile transmission (with written confirmation of successful transmission), by registered or certified mail, postage prepaid, or delivered by hand or by messenger, addressed (a) if to an Affiliate, at such Affiliate's address set forth on the books of Gold, or at such other address as such Affiliate shall have furnished to Gold in writing pursuant to this Section, or (b) if to Gold, to Gold's then current executive office address, or at such other address as Gold shall have furnished to the Affiliates pursuant to this Section. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by registered or certified mail or facsimile transmission, upon its receipt.

          (e)       Severability. If any provision of this Agreement shall be
                    ------------
     held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

          (f)       Dilution. If, and as often as, there is any change in the
                    --------
     Common Stock of Gold by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock of Gold as so changed.

          (g)       Specific Performance. The parties hereto acknowledge that
                    --------------------
     they will be irreparably damaged in the event that this Agreement is not specifically enforced. Upon any breach threatened, breach of the terms, covenants or conditions of this Agreement by any party hereto, the other party shall, in addition to all other remedies, be entitled to a temporary permanent injunction, without showing any actual damage or posting any bond, or a decree for specific performance, in accordance with the provisions hereof.

          (h)       Governing Law. This Agreement shall be governed by and
                    -------------
     construed under the laws of the State of Kansas without regard to principles of conflict of law.

     (i)  Assignment.  Neither this Agreement nor any of the rights, interests
          ----------
or obligations hereunder shall be assigned by any Affiliate without the prior written consent of Gold; provided, however, this Agreement may be assigned by an
                         --------  -------
Affiliate to any donee or pledgee of the Registrable Securities if at the time of assignment Gold is given written notice by the Affiliate of said assignment, stating the name and address of the donee or pledgee. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     (j)  Entire Agreement.  This Agreement, the Affiliate Letters delivered
          ----------------
pursuant to the Merger Agreement and the other documents referred to herein and therein contain the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings concerning the subject matter other than those expressly set forth in this Agreement and such Affiliate Letters. This Agreement and the Affiliate Letters supercede all prior negotiations, agreements and undertakings between the parties with respect to such subject matter.

     IN WITNESS HEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


GOLD BANC CORPORATION, INC.                  AFFILIATES


By:   ____________________________            By:______________________________
Name: Michael W. Guillon                          Daniel Buford
Title: President and Chief Executive Officer      P.O. Box 3669
                                                  Tulsa, OK 74101
                                                  Facsimile: __________________


                                              By:______________________________
                                                  Sam Buford
                                                  P.O. Box 3669
                                                  Tulsa, OK 74101
                                                  Facsimile: __________________


                                              By:______________________________
                                                  Sharon Buford
                                                  P.O. Box 3669
                                                  Tulsa, OK 74101
                                                  Facsimile: __________________


                                              By:______________________________
                                                  Stephen Buford
                                                  P.O. Box 3669
                                                  Tulsa, OK 74101
                                                  Facsimile: __________________


                                              By:______________________________
                                                  Eric Bohne
                                                  5120 S. Garnett
                                                  Tulsa, OK 74146
                                                  Facsimile: __________________


                                              By:______________________________
                                                  E.E. Dillard
                                                  5120 S. Garnett
                                                  Tulsa, OK 74146
                                                  Facsimile: __________________

                                                                     EXHIBIT 7.9

                           FORM OF AFFILIATE LETTER

                         _______________________, 1998

Gold Banc Corporation, Inc.
11301 Nall
P. O. Box 7368
Leawood, KS  66211-7368

Gentlemen:

     I have been advised as of the date hereof I may be deemed an "affiliate" ("Affiliate") of Citizens Bancorporation, Inc., an Oklahoma corporation (the "Company"), as that term is defined for purposes of paragraphs(c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger among Gold Banc Corporation, Inc., a Kansas corporation ("Gold"), the Company and Gold Banc Acquisition Corporation IX, Inc., a Kansas corporation ("Sub") (the "Merger Agreement"), Company will be merged with and into Sub (the "Merger"), and as a result of the Merger, I will receive shares of common stock of Gold, $5.00 par value ("Gold Common Stock").

     In connection with the above transaction, I represent and warrant to Gold and agree that:

     A. I will not make any sale, transfer or other disposition of the shares of Gold Common Stock in violation of the Act or the Rules and Regulations.

     B. I have been advised that the offering, sale and delivery of the shares of Gold Common Stock to me pursuant to the Merger will be registered under the Act on a Registration Statement on Form S-4. I have also been advised, however, that, since I may be deemed to be an Affiliate of Company at the time the Merger Agreement is submitted for a vote of the stockholders of Company, the shares of Gold Common Stock must be held by me indefinitely, unless (i) such shares of Gold Common Stock have been registered for distribution under the Act, (ii) a sale of the shares of Gold Common Stock is made in conformity wit the volume and other limitations of Rule 145, or (iii) in the opinion of counsel acceptable to Gold, some other exemption from registration under the Act is available with respect to any such proposed sale, transfer or other disposition of the shares of Gold Common Stock.

     C. I have carefully read this letter and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the shares of Gold Common Stock, to the extent I felt necessary, with my counsel or counsel for Company.

     D. I understand that Gold is under no obligation, except pursuant to the terms and conditions of that certain Registration Rights Agreement dated ______, 1998 and pursuant to Section 10.1 of the Merger Agreement, to register the sale, transfer or other disposition of the shares of Gold Common Stock for sale, transfer or other disposition by me or to make a compliance with an exception from registration available.

     E. Notwithstanding the other provisions hereof, I agree not to sell, pledge, transfer or otherwise dispose (other than by bona fide gift) of the shares of Gold Common Stock, or reduce my risk relative to the Gold Common Stock in any way, from the date hereof until such time as financial results covering at least 30 days of combined operations of the parties to the Merger have been published within the meaning of Section 201.01 of the Codification of Financial Reporting Policies of the Securities and Exchange Commission ("SEC"); provided,
                                                                      --------
however, I shall be permitted to make de minimis transfers of Gold common stock
-------
if such de minimis transfers are approved in advance in writing by Gold and that will not cause the transactions contemplated by this Agreement to fail to qualify for pooling of interests accounting treatment. I have not reduced my risk of the Gold Common Stock from the period beginning 31 days prior to the Effective Time (as such term is defined in the Merger Agreement) to the date hereof.

     F. I understand that stop transfer instructions will be given to the registrar of the certificates for the shares of Gold Common Stock and that there will be placed on the certificates for the shares of Gold Common Stock, or any substitutions therefore, a legend stating in substance:

     "The shares represented by this certificate were issued transaction (the acquisition of Citizens Bancorporation, Inc.) to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or upon receipt by Gold Banc Corporation, Inc., of an opinion of counsel acceptable to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act. The shares represented by this certificate may not be sold or otherwise transferred prior to the publication by Gold Banc Corporation, Inc. of an earnings statement covering at least 30 days of operations subsequent to [the effective date of the Merger]."

     G. I hereby agree that, for a period of one (1) year following the effective date of the Merger, I will obtain an agreement similar to this agreement from each transferee of the shares of Gold Common Stock sold or otherwise transferred by me, but only if such transfer is effected other than in a transaction involving a registered public offering or as a sale pursuant to Rule 145.

     It is understood and agreed that this Agreement will terminate and be of no further force and effect and the legend set forth in Paragraph F will be removed by delivery of substitute certificates without such legend, and the related transfer restrictions shall be lifted forthwith, if the period of time specified in Paragraph E of this Agreement has passed and (i) my shares of Gold Common Stock shall have been registered under the Act for sale, transfer or other disposition by me or on my behalf, (ii) I am not at the time an Affiliate of Gold and have held the shares of Gold Common Stock for at least one (1) year (or such other period as may be prescribed by the Act and the Rules and Regulations) and Gold has filed with the SEC all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding twelve (12) months, (iii) I am not and have not been for at least three (3) months an Affiliate of Gold and I have held the shares of Gold Common Stock for at least two (2) years, or (iv) Gold shall have received a letter from the staff of the SEC, or an opinion of counsel acceptable to Gold, to the effected that the stock transfer restrictions and the legend are not required.

     This Agreement shall be binding on my heirs, legal representatives and successors.

                               Yours very truly,


                               __________________________________________
                               Name:
                               Title:

Accepted as of the ____ day of __________, 1998.

GOLD BANC CORPORATION, INC.


By:________________________

                                                                    EXHIBIT 7.12

                MATTERS AS TO WHICH CROWE & DUNLEVY WILL OPINE

     a. Citizens Bancorporation, Inc. (the "Company") is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and is duly registered as a bank holding company with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended.

     b. Citizens Bank of Tulsa ("Bank") is an Oklahoma banking corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma.

     c. The Company and the Bank each possesses the corporate power and authority to own its properties and to conduct its business as it is now being conducted.

     d. The Company has all requisite corporate power and authority to enter into the Agreement and to consummate the transactions contemplated thereby.

     e. The execution and delivery of the Agreement, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate action on the part of the Company and, assuming due authorization, execution and delivery of the Agreement by Gold and Sub, the Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally, or the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies.

     f. The execution and delivery by the Company of the Agreement, and the consummation of the transactions contemplated thereby, will not (i) violate its Certificate of Incorporation or Bylaws, (ii) breach, or result in a default under, any of its existing obligations under any agreement listed on the Company Disclosure Schedule, (iii) to the best of our knowledge, breach or otherwise violate any of its existing obligations under any order, writ, decree or injunction of any court or government agency, or (iv) violate any applicable provisions of statutory law or regulation.

     g. Except as disclosed in the Agreement, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the Merger or the other transactions contemplated by the Agreement.

     h. The authorized and issued capital stock of the Company conforms to the description thereof contained in Section 4.6 of the Agreement. All of the issued and outstanding shares of the Company Common Stock are validly issued, fully paid and nonassessable and none of such shares has been issued in violation of any statutory preemptive right.

     i. The authorized and issued capital of the Bank conforms to the description thereof contained in Section 4.6 of the Agreement. The Company is the owner of record of all of the issued and outstanding shares of Common Stock of the Bank, other than director's qualifying shares. The Company has no direct or indirect subsidiaries other than the Bank. All of the issued and outstanding shares of common stock of the Bank are validly issued, fully paid and nonassessable and none of such shares has been issued in violation of any statutory preemptive right.

     j. To the best of our knowledge, neither the Company nor the Bank is the subject of any order, decree or injunction of a court or governmental agency that enjoins or prohibits the consummation of the Merger.

     k. To the best of our knowledge, there is no litigation, proceeding or controversy before any court or governmental agency whether federal, state or local, pending or threatened, that is likely to have a material and adverse effect on the business, operations, properties or financial condition of the Company and the Bank, taken as a whole.

                                                                     EXHIBIT 8.7


                     MATTERS AS TO WHICH BLACKWELL SANDERS
                          PEPER MARTIN LLP WILL OPINE


     a. Gold is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas with full corporate power and authority to carry on the business in which it is engaged, and to own and use its assets.

     b. Sub is a corporation duly organized and validly existing and in good standing under the laws of the State of Kansas with full corporate power and authority to carry on the business in which it is engaged, and to own and use its assets.

     c. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of Gold or, to our knowledge but without any independent investigation, any law or order to which Gold is a party or by which Gold is bound. The adoption of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of Sub or, to our knowledge but without any independent investigation, any law or order to which Sub is a party or by which Sub is bound.

     d. The Agreement has been duly and validly executed and delivered by Gold and Sub, and assuming valid authorization, execution and delivery by the Company, constitutes a valid and binding agreement of Gold and Sub enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally, provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

     e. The shares of Gold Common Stock to be issued to the stockholders of the Company as contemplated by the Agreement have been registered under the Securities Act of 1933, as amended, and when properly issued and delivered following consummation of the Merger will be fully paid and non-assessable under the Kansas General Corporation Code.